EXHIBIT NO. 99.(d) 3

AMENDMENT TO INVESTMENT

ADVISORY AGREEMENT

AMENDMENT dated as of January 1, 2009 to the Investment Advisory Agreement dated January 1, 2002 (the “Agreement”) by and between MFS Variable Insurance Trust (the “Trust”) on behalf of MFS Core Equity Series, MFS Growth Series, MFS Global Equity Series, MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS New Discovery Series, MFS Research Bond Series, MFS Research Series, MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series, and MFS Value Series (each, a “Fund”), each a series of the Trust, and Massachusetts Financial Services Company, a Delaware corporation (the “Adviser”).

WITNESSETH

WHEREAS, the Trust on behalf of each Fund has entered into the Agreement with the Adviser; and

WHEREAS, the Trust and the Adviser have agreed to amend the Agreement as provided below;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

Article 3: Compensation of the Adviser: The reference to each Fund in Appendix B of the Agreement is deleted and replaced in its entirety as follows:

MFS Core Equity Series	0.75% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Growth Series	0.75% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Global Equity Series	1.00% of the first $1 billion;
0.90% of the amount in excess of $1 billion

MFS High Income Series	0.70% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Investors Growth Stock Series	0.75% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Investors Trust Series	0.75% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Mid Cap Growth Series,	0.75% of the first $1 billion;
0.70% of the amount in excess of $1 billion

MFS New Discovery Series	0.90% of the first $1 billion;
0.80% of the amount in excess of $1 billion

MFS Research Bond Series	0.50%

MFS Research Series	0.75% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Strategic Income Series	0.70% of the first $1 billion;
0.65% of the amount in excess of $1 billion

MFS Total Return Series	0.75% of the first $3 billion;
0.65% of the next $2 billion
0.50% of the amount in excess of $5 billion

MFS Utilities Series	0.75% of the first $1 billion;
0.70% of the amount in excess of $1 billion

MFS Value Series	0.75% of the first $1 billion;
0.65% of the amount in excess of $1 billion

Miscellaneous: Except as set forth in this Amendment, the Agreement shall remain in full force and effect, without amendment or modification.

Limitation of Liability of the Trustees and Shareholders: A copy of the Trust’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The parties hereto acknowledge that the obligations of or arising out of this instrument are not binding upon any of the Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this instrument is executed by the Trust on behalf of one or more series of the Trust, the parties hereto acknowledge that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of more than one series of the Trust, the parties hereto also agree that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties hereto agree not to proceed against any series for the obligations of another series.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed and delivered in the names and on their behalf by the undersigned, therewith duly authorized, all as of the day and year first above written.

MFS Variable Insurance Trust

on behalf of

MFS Core Equity Series;

MFS Growth Series;

MFS Global Equity Series;

MFS High Income Series;

MFS Investors Growth Stock Series;

MFS Investors Trust Series;

MFS Mid Cap Growth Series;

MFS New Discovery Series;

MFS Research Bond Series;

MFS Research Series;

MFS Strategic Income Series;

MFS Total Return Series;

MFS Utilities Series; and

MFS Value Series

By:	SUSAN S. NEWTON
Susan S. Newton Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	ROBERT J. MANNING
Robert J. Manning President